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Exhibit 99(a)

GUARANTEE

        WHEREAS Wells Fargo Financial, Inc. ("WFFI") is an indirect wholly owned subsidiary of Wells Fargo & Company (the "Company").

        WHEREAS WFFI has issued and outstanding the term debt securities identified by CUSIP number on Exhibit A attached hereto (collectively, the "Outstanding Notes") and commercial paper in the form of unsecured negotiable short-term promissory notes (the "Outstanding Commercial Paper").

        WHEREAS the Company desires to fully and unconditionally guarantee the payment obligations of WFFI under the Outstanding Notes and the Outstanding Commercial Paper and under commercial paper in the form of unsecured negotiable short-term promissory notes from time to time issued by WFFI in the future while WFFI is a wholly owned subsidiary of the Company (such future issued commercial paper together with the Outstanding Notes and the Outstanding Commercial Paper, the "Guaranteed Securities").

        NOW, THEREFORE, to effectuate the aforesaid guarantee, the Company agrees as follows:

  1.
  Guarantee. The Company hereby fully and unconditionally guarantees to the holders from time to time of the Guaranteed Securities (the "Holders"), to the fullest extent permitted by law, the payment of the principal of and interest (if any) on the Guaranteed Securities, according to the respective terms of the Guaranteed Securities, on the terms set forth herein.

  2.
  Guarantee of Payment. If WFFI fails to pay any principal of or interest on a Guaranteed Security in accordance with the terms thereof, the Holder of the Guaranteed Security may proceed immediately and directly against the Company without any obligation to first proceed against WFFI.

  3.
  Effect of Guarantee on Priority of Payment. The right of a Holder of a Guaranteed Security to claim payment from the Company under this Guarantee ranks in priority of payment with the Company's other obligations to the exact same extent that the obligations of WFFI under the Guaranteed Security rank with WFFI's other obligations including its obligations under the other Guaranteed Securities.

  4.
  Waiver of Notice. The Company expressly waives notice of acceptance of this Guarantee and notice of non-payment of the principal of or interest (if any) on the Guaranteed Securities.

  5.
  Effect of Extensions, Amendments, Etc.. The obligations of the Company under this Guarantee with respect to a Guaranteed Security are not affected by: (a) any extension, amendment, modification or renewal of the Guaranteed Security; (b) any waiver of any event of default, extension of time or failure to enforce any term of the Guaranteed Security; or (c) any extension, moratorium or other relief granted to WFFI pursuant to any applicable law or statute.

  6.
  No Restrictions on Company's Business. This Guarantee does not in any way restrict the business or capital markets activities of the Company or any of its subsidiaries including WFFI. Without limiting the generality of the foregoing, this Guarantee does not in any way limit, restrict or prevent the Company from: (a) issuing any debt, obligations, commitments or securities having priority of payment over the Company's obligations under this Guarantee or that are secured with the assets or other property of the Company; (b) entering into any merger, consolidation or other business combination transaction; or (c) effecting any restructuring or reorganization of the Company.

  7.
  Termination of Guarantee. This Guarantee automatically terminates on, and no claim may be asserted hereunder after, the earliest to occur of (a) the tenth business day following the maturity date of all Guaranteed Securities, either upon their respective stated maturities, redemption or otherwise, (b) the date on which WFFI ceases to be a wholly owned subsidiary of the Company, or (c) the date on which the Company ceases to be a reporting company under the Securities Exchange Act of 1934, as amended.

  8.
  Successors and Assigns of the Company. This Guarantee is binding on any successor of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to the same extent that it would be binding on the Company as if no such succession had taken place.

  9.
  Governing Law. This Guarantee is to be governed by and construed in accordance with the laws of the state of Delaware, U.S.A.

        IN WITNESS WHEREOF, Wells Fargo & Company has duly executed and delivered this Guarantee effective as of October 22, 2002.

WELLS FARGO & COMPANY
By:	/s/ HOWARD I. ATKINS
Howard I. Atkins Executive Vice President and Chief Financial Officer

Exhibit A

Wells Fargo Financial, Inc.
Outstanding Term Debt Securities

October 22, 2002

Issue	CUSIP
$200,000,000 6 1/4% Senior Notes 2002 Series Due November 1, 2002	669383DC2
$150,000,000 Floating Rate Senior Notes Due December 2, 2002	94975CAG2
$500,000,000 Floating Rate Senior Notes Due January 10, 2003	94975CAH0
$150,000,000 7.00% Senior Notes 2003 Series Due January 15, 2003	669383CL3
$300,000,000 7 1/4% Senior Notes Due July 14, 2003	94975CAA5
$150,000,000 6 1/8% Senior Notes 2003 Series Due August 1, 2003	669383CN9
$100,000,000 Senior Medium Term Notes, Series D, Due September 22, 2003	9497E7AA6
$200,000,000 5 3/8% Senior Notes 2003 Series Due September 30, 2003	669383DQ1
$150,000,000 6 3/8% Senior Notes 2003 Series Due November 15, 2003	669383DF5
$150,000,000 6.00% Senior Notes 2004 Series Due February 1, 2004	669383CQ2
$300,000,000 Senior Medium Term Notes, Series D, Due March 26, 2004	9497E7AA6
$100,000,000 7.20% Senior Notes 2004 Series Due April 1, 2004	669383DG3
$500,000,000 5.45% Senior Notes 2004 Series Due May 3, 2004	94975CAE7
$250,000,000 6 5/8% Senior Notes 2004 Series Due July 15, 2004	669383DJ7
$300,000,000 6.70% Senior Notes Due September 22, 2004	669383DW8
$150,000,000 7 1/2% Senior Notes 2005 Series Due April 15, 2005	669383CZ2
$300,000,000 7.60% Senior Notes Due May 3, 2005	669383DX6
$150,000,000 6 3/4% Senior Notes 2005 Series Due June 1, 2005	669383DA6
$200,000,000 Senior Medium Term Notes, Series D, Due September 12, 2005	9497E7AC2
$300,000,000 7.00% Senior Notes 2005 Series Due November 1, 2005	94975CAB3
$500,000,000 6.125% Senior Notes Due February 15, 2006	94975CAD9
$150,000,000 7.20% Senior Notes 2007 Series Due May 1, 2007	669383DH1
$500,000,000 4.875% Senior Notes 2007 Series Due June 12, 2007	94975CAK3
$50,000,000 7.47% Senior Medium-Term Notes Due August 8, 2007	9497E5AA0
$100,000,000 6 3/8% Senior Notes 2007 Series Due December 1, 2007	669383DP3
$100,000,000 6 1/4% Senior Notes 2007 Series Due December 15, 2007	669383DD0
$600,000,000 5 7/8% Senior Notes 2008 Series Due August 15, 2008	94975CAF4
$200,000,000 5 5/8% Senior Notes Due February 3, 2009	669383DR9
$250,000,000 6.85% Senior Notes 2009 Series Due July 15, 2009	669383DK4
$500,000,000 6.125% Senior Notes 2012 Series Due April 18, 2012	94975CAJ6
$500,000,000 5.50% Senior Notes 2012 Series Due August 1, 2012	94975CAL1

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  Exhibit 99(a)
GUARANTEE
Exhibit A Wells Fargo Financial, Inc. Outstanding Term Debt Securities October 22, 2002